Exhibit 3.30

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “GA INDUSTRIES, INC.” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “GA INDUSTRIES, INC.” TO “GA INDUSTRIES, LLC”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D. 2008, AT 5:03 O’CLOCK P.M.

4495995 8100v	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6355129 DATE: 02-01-08
080105838
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:38 PM 01/31/2008 FILED 05:03 PM 01/31/2008 SRV 080105838 - 4495995 FILE

GA INDUSTRIES, INC.

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 18-214 OF THE

LIMITED LIABILITY COMPANY ACT

1. The name of the corporation immediately prior to the effective time of this Certificate of Conversion is GA Industries, Inc.

2. The date on which the original Certificate of incorporation was filed with the Delaware Secretary of State is January 28, 2008.

3. The name of the limited liability company into which the corporation is hereby being converted is GA industries, LLC.

4. The effective time and date of this Certificate of Conversion shall be as of 5:03 p.m. on January 31, 2008.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of the 31st day of January, 2008.

GA INDUSTRIES, INC.

By:
Patricia M. Whaley
Vice President, General Counsel & Secretary

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “GA INDUSTRIES, LLC” FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A. D. 2008, AT 5:03 O’CLOCK P.M.

4495995 8100V	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6355129 DATE: 02-01-08
080105838
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:38 PM 01 /31/2008 FILED 05:03 PM 01/31/2008 SRV 080105838 - 4495995 FILE

CERTIFICATE OF FORMATION

OF

GA INDUSTRIES, LLC

1. The name of the limited liability company is GA Industries, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the registered agent at such address is The Corporation Trust Company.

3. The effective time and date of this Certificate of Formation shall be as of 5:03 p.m. on January 31, 2008.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 31st day of January, 2008.

GA INDUSTRIES HOLDINGS, LLC

By:
Patricia M. Whaley
Vice President, General Counsel & Secretary

Division of Corporations - Name Reservation - Name Reservation Status	Page 1 of 1

Frequently Asked Questions            Entity  Search            Name Reservation Status            Logout

Name Reservation Status
Reservation No.	Entity Name	Entity Type	Cost	Status	Expiration Date (mm/dd/yyyy)
4488542	GA INDUSTRIES LLC	LIMITED LIABILITY COMPANY (LLC)	75.00	RESERVED	05/10/2008

SRV Number - 080037577

Payment Type - Credit Card

Card Number - ************5802

Card Type - VI

Credit Card Reference Number - 0111080171832468

Amount Charged - $75.00

https://SQS-res.state.de.us/tin/EntityStatusPrint.jsp	1/11/2008